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                                                                    Exhibit 10.1



                                   AMENDMENT
                      TO THE 1993 LONG-TERM INCENTIVE PLAN
                       OF MICHAEL ANTHONY JEWELERS, INC.

         1. Section 2.6 of the Plan is hereby amended by adding the phrase ",to the extent practical," after the word "eligibility" in the phrase "whose members meet the requirements for eligibility to serve" near the end of the sentence.

         2. Section 3 of the Plan is hereby amended to increase the number of Shares reserved for use, upon the issuance, vesting or exercise of Awards to be granted from time to time under the Plan, from 1,000,000 to 2,000,000 Shares.

         3. Section 4 of the Plan is hereby amended by deleting the first two sentences of the paragraph and adding the following three sentences at the beginning of the paragraph:

         "The Board may appoint a Committee to administer the Plan, which Committee shall consist of not less than two (2) disinterested directors, to the extent practical, as defined in Rule 16b-3. Subject to the provisions of the Plan, the Committee or the Board shall have full authority, in its discretion, to determine the Employees to whom Awards shall be granted, the number of Shares to be covered by each of the Awards, and the terms of any such Award; to amend or cancel Awards (subject to Section 23 of the Plan), to accelerate the vesting of Awards; to require the cancellation or surrender of any previously granted awards under this Plan or any other plans of the Company as a condition to the granting of an Award, to interpret the Plan; and to prescribe, amend, and rescind rules and regulations relating to the Plan, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder. Notwithstanding anything in the Plan to the contrary any and all rights conferred upon the Committee shall also be conferred upon the Board."

         4. Section 17 of the Plan is hereby amended by adding the phrase "(other than Awards of non-qualified stock options, which Awards may be freely transferred by the recipient upon prior written notice to the Company)" after the words "An Award" at the beginning of the first sentence in the paragraph.

         5. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

         6. This Amendment No. 2 to the Plan shall be effective when approved by the Board. Unless this Amendment No. 2 to the Plan is approved by the affirmative votes of the holder of shares having a majority of the voting power of all shares represented at a meeting duly held in accordance with Delaware law within twelve (12) months after being approved by the Board, this Amendment No. 2 and all Awards granted under it shall be void and of no force and effect.

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As approved by the Board of Directors of the Company on November 8, 1996,
subject to stockholder approval.